Exhibit 99.1

PRELIMINARY COPY — SUBJECT TO COMPLETION, DATED [        ] [     ], 2021
PROXY CARD
MOUNTAIN CREST ACQUISITION CORP. II
311 West 43rd Street
12th Floor
New York, NY 10036

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MOUNTAIN CREST ACQUISITION CORP. II

The undersigned appoints [        ] and [          ] as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Mountain Crest Acquisition Corp. II (“MCAD”) held of record by the undersigned on [            ], 2020 at the Special Meeting of Stockholders to be held on [          ], 2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR’’ PROPOSALS 1 THROUGH 5 BELOW.

(1) Proposal 1. The Business Combination Proposal — to consider and vote on a proposal to adopt and approve (a) the Agreement and Plan of Merger, dated as of April [    ], 2021 (the “Merger Agreement”), by and among Mountain Crest Acquisition Corp. II, a Delaware corporation (“Parent”), [MCAD Merger Sub Inc.], a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Better Therapeutics Inc., a Delaware corporation (“BTX”), pursuant to which Merger Sub will merge with and into BTX, with BTX surviving the merger as a wholly owned subsidiary of MCAD and (b) such merger and the other transactions contemplated by the Merger Agreement (the “Business Combination” and such proposal, the “Business Combination Proposal”). A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A;

☐ FOR	☐ AGAINST	☐ ABSTAIN

☐ Intention to Exercise Redemption Rights.

If you intend to exercise your redemption rights, please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “Special Meeting of MCAD Stockholders — Redemption Rights.”

(2) Proposal 2. The Charter Amendment Proposal — to consider and vote on a proposal to adopt the proposed amended and restate certificate of incorporation of MCAD (the “Proposed Certificate of Incorporation”) attached hereto as Annex B (the “Charter Amendment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3) Proposal 3. The Governance Proposal — to consider and vote on, on a non-binding advisory basis, eight separate governance proposals relating to the following material differences between MCAD’s current amended and restated certificate of incorporation and the Proposed Certificate of Incorporation (collectively, the “Governance Proposal”):

(A) to amend the name of the Parent to “Better Therapeutics Inc.” from “Mountain Crest Acquisition Corp. II” and remove certain provisions related to MCAD’s status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(B) to increase the authorized shares of (i) Common Stock from 30,000,000 shares to 200,000,000 shares and (ii) preferred stock from no shares to 10,000,000 shares;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(C) require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, to adopt, amend or repeal the Combined Entity’s bylaws;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(D) require the vote of at least two-thirds of the voting power of the outstanding shares of capital stock, rather than a simple majority, to remove a director from office;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(E) require the vote of a majority of the voting power of the outstanding shares of capital stock to amend or repeal certain provisions of the Proposed Certificate of Incorporation;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(F) require that special meetings of stockholders may only be called by the board of directors, the chairperson of the board of directors or the chief executive officer and not by stockholders, subject to any special rights of the holders of preferred stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(G) modify the forum selection provision to designate the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act rather than providing for concurrent jurisdiction in the Court of Chancery and the federal district court for the District of Delaware for claims arising under the Securities Act; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(H) electing to not be governed by Section 203 of the DGCL and limiting certain corporate takeovers by interested stockholders to increase the authorized shares of the Combined Entity to [        ] authorized shares of common stock;

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4) Proposal 4. The Nasdaq Proposal — to consider and vote on a proposal to approve, for purposes of complying with Nasdaq Rules 5635(a) and (b), (i) the issuance of more than 20% of the issued and outstanding Parent common stock, $.0001 par value, (the “Common Stock”) and the resulting change in control in connection with the Business Combination and (ii) for the purposes of complying with Nasdaq Rules 5635(d) the issuance of more than 20% of the issued and outstanding Common Stock in the PIPE Investment (as defined in the accompanying proxy statement/prospectus), upon the completion of the Business Combination (the “Nasdaq Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5) Proposal 5. The Directors Proposal — to consider and vote upon a proposal to elect, effective as of the consummation of the Business Combination David Perry, Kevin Applebaum, Richard Carmona, Suying Liu, Andy Armanino, Geoffrey Parker and Risa Lavizzo-Mourey to serve on the Combined Entity Board of Directors (the “Directors Proposal”); [ADD FOR EACH DIRECTOR]

☐ FOR	☐ AGAINST	☐ ABSTAIN
☐ FOR	☐ AGAINST	☐ ABSTAIN

(6) Proposal 6. The 2021 Stock Option and Incentive Plan Proposal — to consider and vote on a proposal to approve the 2021 Stock Option and Incentive Plan Proposal (the “2021 Plan”), a copy of which is annexed to this proxy statement/prospectus as Annex D, in connection with the Business Combination (the “2021 Plan Proposal”);

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7) Proposal 7. The 2021 Employee Stock Purchase Plan Proposal — to consider and vote on a proposal to approve the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), a copy of which is annexed to this proxy statement/prospectus as Annex E, in connection with the Business Combination (the “2021 ESPP Proposal”); and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8) Proposal 8. The Adjournment Proposal — to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Directors Proposal, the 2021 Plan Proposal and the 2021 ESPP Proposal (the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the common stock of MCAD owned by me. I further certify that I am not exercising Redemption Rights with respect to 20% or more of MCAD Common Stock.

☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.
Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.